EXHIBIT 99.1

Press Release	Source: Small World Kids Inc

Small World Kids Closes Acquisition of Assets from Imagiix
Monday June 27, 5:00 am ET

Acquisition Strengthens Small Worlds Kids' Position in the Infant, Toddler and Preschool Categories

CULVER CITY, Calif., June 27, 2005 (PRIMEZONE) -- Small World Kids, Inc. (OTC BB:SWKD.OB - News), the parent company of Small World Toys, a manufacturer, marketer and distributor of high-quality, award-winning children's products, today announced it has closed its asset acquisition of Imagiix, an award-winning developer and manufacturer of infant, toddler and preschool toys. Small World Toys will distribute the products worldwide through its strong U.S and International channels.

Small World Kids will acquire the rights to all of Imagiix's well-known product lines, patents and trademarks, as well as licenses for market favorites Jay Jay the Jet Plane and Garfield. The transaction extends Small World Kids' presence in the infant, toddler and preschool categories, which accounts for approximately $7 billion of the $25 billion Toy Industry (see Note).

The Imagiix product compliments Small World's Specialty retail distribution as the new product is currently in large retail chains, mass market retailers and alternative channels that Small World is not in.

In exchange for its assets, Small World Kids paid Imagiix $150,000 in cash and issued 500,000 restricted shares of Small World Kids common stock.

``We are pleased to have completed this strategic acquisition -- Imagiix is yet another successful example of our acquisition strategy, which is to expand our already strong presence in the discovery, creative and imaginative play categories,'' commented Debra Fine, CEO of Small World Kids, Inc. ``Scushies, Jay Jay the Jet Plane and Garfield are established, award-winning brands in the infant, toddler and preschool markets and will extend the company's retail channels. Additionally, Jon Larrick, founder and CEO of Imagiix, will be joining us, lending his extraordinary talent to our product development team.

``The four acquired product lines will be integrated into Small World Toys' portfolio of high-quality children's products, and will capitalize on the company's long standing overseas manufacturing relationships, as well as its expansive specialty toy distribution channels. We expect to launch the first products from this line in the fourth quarter of 2005 and look forward to their contributions to our top-line in 2005, as well as for years to come,'' concluded Fine.

Note: According to NPD, http://www.npd.com

About Small World Kids, Inc.

Small World Kids Inc., through its wholly owned subsidiary Small World Toys, develops, manufactures, markets and distributes high-quality specialty toys and educational products for children. Its sales categories include infant, preschool, early learning, imaginative and active play, represented by award-winning brand names Ryan's Room(R), Gertie Ball(R), IQ Baby(R), and Neurosmith(R). The company also holds rights in the U.S. for specialty channel distribution for brands such as Little Tikes(R) and Tolo(R). Small World Toys' products are sold in over 2,600 locations -- including educational channels, retail chains, Internet sites, catalogues and specialty stores. For more information, please visit http://www.smallworldtoys.com or call 310-645-9680.

Forward-Looking Statement

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

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